UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 15, 2009

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

The Company confirms that it has been advised in respect of the Hurasu Resource Corporation transaction as follows :

1.
First Platinum Retail Innovations, Inc. (Symbol : FPRT) quoted on the OTC Markets and incorporated in the State of Nevada has changed its name to that of Hurasu Resource Corporation (hereinafter referred to "Hurasu"). This Company presently is quoted at US$1.25 per share. Hurasu trades on the "Grey Market" at this time. The Directors of Hurasu are preparing to file with both the Securities & Exchange Commission and with FINRA; the requisite documentation in order for Hurasu to trade on the OTC BB Market.

 2.           Hurasu is obtaining a new CUSIP Number and Trading Symbol at this time.

3.	Hurasu is effecting a Reverse Stock Split of 10 for 1 at this time, prior to it acquiring any assets. The price of Hurasu quoted post the Reverse Split will be US$12.50 per share.

4.	Upon the "Pay Date" of Hurasu's Reverse split of its Common Stock, Hurasu will acquire very substantial Gold Mining & Exploration assets. These transactions are all agreed and concluded.

5.
Hurasu will then immediately acquire the entire issued Share Capital of the two companies (namely Bouse Mining Holdings plc and Copperstone Mining Holdings plc) which own the "Bouse" and the "South Copperstone" Gold Mining & Exploration properties through an issue of Hurasu restricted shares of Common Stock and at a price of US$10.00 per share of Hurasu Common Stock.

6.	The Company owns an amount of 510,537,026 shares of Bouse Mining Holdings plc (hereinafter referred to as "Bouse").

7.
Hurasu will be paying US$0.76 for every 1 (one) Ordinary Share in Bouse. The Company will receive an amount of US$388,008,140 in shares of Hurasu Common Stock in respect of its sale of its entire stockholding Bouse to Hurasu. The Hurasu shares are be priced at US$10.00 (ten dollars) each for the purposes of this calculation. The Company will receive an amount of 38,800,814 shares of Hurasu Common Stock in respect of this transaction.

8.	The Company owns an amount of 1,030,421,001 shares of Copperstone Mining Holdings plc (hereinafter referred to as "Copperstone").

9.
Hurasu will be paying US$0.25 for every 1 (one) Ordinary Share in Copperstone. The Company will receive an amount of US$257,602,250  in shares of Hurasu Common Stock in respect of its sale of its entire stockholding Bouse to Hurasu. The Hurasu shares will be priced at US$10.00 (ten dollars) each for the purposes of this calculation. The Company will receive an amount of 25,760,225 shares of Hurasu Common Stock in respect of this transaction.

10.
Upon the Company's receipt of the amount of 64,561,039 shares of Hurasu Common Stock; it will immediately set a "Record Date" and a "Pay Date" for the distribution of these shares of Hurasu Common Stock to its stockholders. These shares of Hurasu Common Stock being distributed to Fortress Financial Group, Inc. stockholders will bear a restrictive legend for a period of 2 (two) years) from their date of issue.

11.
The amount of 64,561,039 shares of Hurasu Common Stock being received by Fortress and being distributed to the Company's stockholders will amount to less than 5% of the outstanding shares of Hurasu Common Stock.

12.
The Company announced on October 10, 2008 that the Company has reached an agreement with its Lender whereby funds will be advanced to the Company to meet ongoing costs and to pay for costs in respect of the distribution of the Extraordinary Dividend.

The Lender has agreed that these loans will be of an unsecured long term nature and that it will no longer require the Company to settle loans advanced through the transfer of shares held by the Company in Hunt Gold Corporation (HGLC.PK) Common Stock.

The Lender has agreed with the Company's Management that the Company must retain their shares in Hunt Gold Corporation (HGLC.PK) Common Stock primarily to make the Company a more attractive candidate for a Reverse Merger in the future and because of the inherent value of these shares in Hunt Gold Corporation (HGLC.PK) Common Stock.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits
None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: January 15, 2009	By:	/s/ Alan Santini
Alan Santini
Company Secretary

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